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                                                                    EXHIBIT 99.2

                                  PRESS RELEASE

Date:    June 13, 2003

UNITED BANCORP, INC. DECLARES CASH DIVIDEND FOR SECOND QUARTER OF 2003

TECUMSEH -- On June 10, 2003, the board of directors of United Bancorp, Inc., parent company of United Bank & Trust and United Bank & Trust - Washtenaw, declared a second quarter cash dividend of 33 cents per share, payable July 30, 2003, to shareholders of record July 11, 2003.

This represents the same regular amount paid in the first quarter of this year; however, the second quarter dividend payment represents a 5% increase in cash dividends and is reflective of the new shares that resulted from the stock dividend of May 30, 2003.











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